EXHIBIT 99

FOR RELEASE September 27, 2010 at 7:30 a.m. ET

Palatin Technologies, Inc. Reports Fourth Quarter
and Fiscal Year End 2010 Results
 Teleconference and Webcast to be held on September 27, 2010

CRANBURY, NJ – September 27, 2010 – Palatin Technologies, Inc. (NYSE Amex: PTN), a biopharmaceutical company dedicated to the development of peptide, peptide mimetic and small molecule agonist compounds with a focus on melanocortin and natriuretic peptide receptor systems, today announced results for its fourth quarter and fiscal year ended June 30, 2010.  All share and per share amounts are presented on a post-reverse-split basis, giving effect to the 1-for-10 reverse stock split announced on September 24, 2010.

Palatin’s net loss for the year ended June 30, 2010 was $1.8 million, or $(0.18) per basic and diluted share, compared to a net loss of $4.8 million, or $(0.56) per basic and diluted share, for the year ended June 30, 2009.

Palatin reported a net loss of $4.2 million, or $(0.40) per basic and diluted share, for the quarter ended June 30, 2010, compared to a net loss of $0.2 million, or $(0.02) per basic and diluted share, for the same period in 2009.

The change in net losses for the year and quarter ended June 30, 2010 compared to the net losses for the year and quarter ended June 30, 2009 was primarily attributable to the varying amount of revenue recognized under Palatin’s license and clinical trial agreements with AstraZeneca AB in the respective periods.

REVENUE

For the year ended June 30, 2010, total revenues were $14.2 million, compared to $11.4 million for year ended June 30, 2009.  Total revenues in the quarter ended June 30, 2010 were $0.7 million, compared to $4.2 million for the same period in 2009.

COSTS AND EXPENSES

For the year ended June 30, 2010, total operating expenses were $17.2 million compared to $18.7 million for the year ended June 30, 2009. The decrease is primarily related to management’s refinement of operations and expense control. For the quarter ended June 30, 2010, total operating expenses were $4.9 million versus $4.5 million for the comparable quarter of 2009.  The net increases in operating expenses for the quarter was primarily due to expenses related to Palatin’s clinical-stage development programs.

CASH POSITION/GOING CONCERN

Palatin’s cash, cash equivalents and investments were $8.9 million as of June 30, 2010, compared to $7.8 million at June 30, 2009.  Palatin’s audited financial statements for the year ended June 30, 2010, included in the Company’s Annual Report on Form 10-K to be filed

-More-

September 27, 2010, includes an audit opinion from its independent registered public accounting firm, KPMG LLP, that contains a going concern explanatory paragraph.

CONFERENCE CALL / WEBCAST

Palatin will host a conference call and webcast on September 27, 2010 at 10:00 a.m. Eastern Time to discuss the previously announced realignment of its workforce and operations to reflect a strategic reassessment of research and development activities and corporate objectives and the fourth quarter of fiscal year 2010 financial results.  Individuals interested in listening to the conference call live can dial 800-753-0343 (domestic) or 913-312-1376 (international), passcode 4114932.  The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com.  A telephone and webcast replay will be available approximately one hour after the completion of the call.  To access the telephone replay, dial 888-203-1112 (domestic) or 719-457-0820 (international), passcode 4114932.  The webcast and telephone replay will be available through October 4, 2010.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company focused on discovering and developing targeted, receptor-specific small molecule and peptide therapeutics.  Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin Technologies’ website at http://www.palatin.com.

Forward-looking Statements
Statements about future expectations of Palatin Technologies, Inc., including statements about its development programs, proposed indications for its product candidates, pre-clinical activities, marketing collaborations, and all other statements in this document other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for various reasons, including, but not limited to Palatin’s ability to fund development of its technology, ability to establish and successfully complete clinical trials and pre-clinical studies and the results of those trials and studies, dependence on its partners for certain development activities, need for regulatory approvals and commercial acceptance of its products, ability to protect its intellectual property, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating events that occur after the date of this press release.

Palatin Technologies Investor Inquiries: Stephen T. Wills, CPA, MST EVP-Operations / Chief Financial Officer Tel:(609) 495-2200/info@palatin.com	Palatin Technologies Media Inquiries: Carney Noensie, Burns McClellan Vice President, Investor Relations Tel:(212) 213-0006/cnoensie@burnsmc.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary

Consolidated Statement of Operations Data

(unaudited)

	Year Ended June 30,		Quarter Ended June 30,
	2010	2009	2010	2009

REVENUES	$ 14,180,727	$ 11,351,774	$ 674,957	$ 4,227,070

OPERATING EXPENSES:
Research and development	12,293,910	13,356,751	3,554,521	3,045,423
General and administrative	4,901,203	5,296,859	1,374,320	1,415,171
Total operating expenses	17,195,113	18,653,610	4,928,841	4,460,594

Loss from operations	(3,014,386)	(7,301,836)	(4,253,884)	(233,524)

OTHER INCOME (EXPENSE):
Investment income	141,635	233,319	21,365	38,137
Interest expense	(13,165)	(26,159)	(3,862)	(5,143)
Gain on sale of supplies and equipment	95,000	550,968	-	-
Total other income, net	223,470	758,128	17,503	32,994

Loss before income taxes	(2,790,916)	(6,543,708)	(4,236,381)	(200,530)
Income tax benefit	998,408	1,741,476	-	-

NET LOSS	$ (1,792,508)	$ (4,802,232)	$ (4,,236,381)	$ (200,530)

Basic and diluted net loss per common share	$ (0.18)	$ (0.56)	$ (0.40)	$ (0.02)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	9,861,215	8,637,030	10,722,061	8,666,290

PALATIN TECHNOLOGIES, INC.
and Subsidiary

Consolidated Balance Sheet Data

(unaudited)

	June 30, 2010	June 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$ 5,405,430	$ 4,378,662
Available-for-sale investments	3,462,189	3,439,650
Accounts receivable	2,879	508,528
Prepaid expenses and other current assets	393,313	492,824
Total current assets	9,263,811	8,819,664

Property and equipment, net	2,388,365	3,650,783
Restricted cash	475,000	475,000
Other assets	261,701	254,364
Total assets	$ 12,388,877	$ 13,199,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligations	$ 19,670	$ 87,675
Accounts payable	155,795	206,363
Accrued expenses	2,219,466	1,420,741
Deferred revenue	-	6,955,553
Total current liabilities	2,394,931	8,670,332

Capital lease obligations	14,284	33,954
Deferred rent	661,389	1,182,026
Total liabilities	3,070,604	9,886,312

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,997 shares as of June 30, 2010 and 2009, respectively	50	50
Common stock of $0.01 par value – authorized 40,000,000 shares; issued and outstanding 11,702,818 and 8,666,290 shares as of June 30, 2010 and 2009, respectively	117,028	86,663
Additional paid-in capital	218,236,723	210,492,345
Accumulated other comprehensive income	138,650	116,111
Accumulated deficit	(209,174,178)	(207,381,670)
Total stockholders’ equity	9,318,273	3,313,499
Total liabilities and stockholders’ equity	$ 12,388,877	$ 13,199,811